Exhibit 10.2

Dave & Buster’s Entertainment, Inc.

2014 Omnibus Incentive Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT

(DIRECTOR FORM)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is made effective as of [●] (the “Date of Grant”), between Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Company”) and [●] (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant restricted stock units, settleable in shares of common stock of the Company, par value $.01 per share (a “Share”), provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.    Grant of the Restricted Stock Units.  The Company hereby grants to the Participant [●] restricted stock units (the “RSUs”) as of the Date of Grant (the “Award”).

2.    Vesting of the Restricted Stock.

(a)    General.  The RSUs shall fully vest on the first anniversary of the Date of Grant (the “Vesting Date”) subject to the Participant’s continued service as a director (“Service”) with the Company through the Vesting Date and the terms of the Plan. At any time, the RSUs which have become vested in accordance with the terms hereof shall be called the “Vested RSUs.”

3.    Termination of Service.

(a)    Upon termination of Participant’s Service for any reason other than by the Board for Cause (as defined below) prior to the Vesting Date, a prorated portion of the RSUs shall immediately become vested based on a fraction, the numerator of which is the number of days from the Date of Grant through the date of such Termination, and the denominator of which is three hundred sixty-five (365); provided, however, that if such termination occurs on or within three (3) months following a Change of Control, the RSUs shall vest in full as of such termination. For purposes of this Award Agreement, “Cause” shall be deemed to exist only if: (i) the Participant has been indicted for or convicted of, has pleaded guilty or nolo contendere to or is granted immunity to testify where another member of the Board has been convicted of a felony, (ii) the Participant has willfully failed to perform his duties, has been grossly negligent in the performance of his duties or has engaged in willful or serious misconduct in a matter that is injurious to the Company, in each case as determined by a court of competent jurisdiction or by

Director

Restricted Stock Unit Award Agreement

the affirmative vote of at least a majority of the other members of the Board at any regular or special meeting of the Board called for such purpose, (iii) the Participant has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a Director, or (iv) the Participant has been found by a court of competent jurisdiction or by the affirmative vote of at least a majority of the other members of the Board at any regular or special meeting of the Board called for such purpose to have breached the Participant’s duty of loyalty to the Company or its stockholders or to have engaged in any transaction with the Company from which the Participant derived an improper personal benefit.

(b)    Upon a termination of the Participant’s Service for any reason, any unvested portion of the RSUs (as determined following the application of Section 3(a) hereof) shall be deemed retransferred to and reacquired by the Company, without consideration, effective as of the date of termination of Service, and the Participant shall forfeit all rights in connection therewith.

4.    Settlement.  Subject to the terms of the Plan and this Award Agreement, including, without limitation, Section 3 hereof, and to the extent that it would not cause a violation of Section 409A, each Vested RSU shall be settled as soon as practicable following the Vesting Date, and in all events no later than 60 days after the Vesting Date, as determined solely by the Company (the date of settlement, the “Settlement Date”). On the Settlement Date, vested RSUs shall be converted into an equivalent number of Shares, which will be distributed to the Participant or the Participant’s legal representative. The Company may at its election either (a) on or after the Settlement Date, issue a certificate representing the Shares subject to this Agreement, or (b) not issue any certificate representing Shares subject to this Award Agreement and instead document the Participant’s interest in the Shares by registering the Shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form. Notwithstanding the foregoing, if all or any portion of the RSUs is subject to an effective and irrevocable election under the Dave & Buster’s Entertainment, Inc. 2016 Deferred Compensation Plan for Non-Employee Directors (or any successor plan), such RSUs will be settled in accordance with the election and not on the Settlement Date.

5.    No Right to Continued Service.  The granting of the Award evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

6.    Shareholder Rights.  Neither the Participant nor the Participant’s representative shall have any rights as a shareholder of the Company with respect to the RSUs until such Person receives the Shares, if any, issued upon settlement.

7.    Securities Laws/Legend on Certificates.  The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities

Director

Restricted Stock Unit Award Agreement

laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.    Transferability.  Unless otherwise provided by the Committee, the Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

9.    Compliance with Section 409A.  The Company intends that the RSUs be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), and all provisions of this Award Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

10.    Notices.  Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

11.    Entire Agreement.  This Award Agreement, the Plan and the Dave &Buster’s Entertainment, Inc. 2016 Deferred Compensation plan for Non-Employee Directors, if applicable, constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

12.    Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

13.    Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

Director

Restricted Stock Unit Award Agreement

14.    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Award Agreement to the substantive law of another jurisdiction. Each party to this Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject-matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”) and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with this Award Agreement.

(b)    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT, IN TORT, AT LAW OR OTHERWISE) INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER.

15.    Award Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

16.    No Guarantees Regarding Tax Treatment.  The Participant shall be responsible for all taxes with respect to the Award. The Committee and the Company make no guarantees regarding the tax treatment of the Award. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A or Section 457A of the Code or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to a Participant with respect thereto.

17.    Amendment.  The Committee may amend or alter this Award Agreement and the RSUs granted hereunder at any time, subject to the terms of the Plan.

18.    Signature in Counterparts.  This Award Agreement may be signed in counterparts, manually or electronically, and each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

19.    Electronic Signature and Delivery.  This Award Agreement may be accepted by return signature or by electronic confirmation. Each party agrees that the electronic signatures,

Director

Restricted Stock Unit Award Agreement

whether digital or encrypted, of the parties included in this Award Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Agreement or any other document contemplated hereby bearing an original or electronic signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature.

20.    Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[signature page follows]

Director

Restricted Stock Unit Award Agreement

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement as of the date first set forth above.

PARTICIPANT

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:

Director

Restricted Stock Unit Award Agreement